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                                                                       EXHIBIT l


                               CONSENT OF COUNSEL

                       AIM SELECT REAL ESTATE INCOME FUND



         We hereby consent to the use of our name and to the reference to our firm under the caption "Legal Opinions" in the Prospectus and the caption "Tax Matters" in the Statement of Additional Information in the Pre-Effective Amendment No. 1 to the Registration Statement of AIM Select Real Estate Income Fund, filed on Form N-2 under the Securities Act of 1933, as amended, and Amendment No. 5 to its Registration Statement under the Investment Company Act of 1940, as amended (811-21048).



                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                     ------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
July 17, 2002